LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is entered into in Baoding as of June 24, 2009 by the following parties.

Party A: Baoding Shengde Paper Co., Ltd

Registration Address: Nanwaihuan Road, Xushui County, Hebei Province, China

Party B: Liu Zhenyong

ID:13062519630822311X

Address:Liuzhuang, Cuizhuang Town, Xushui County, Hebei Province

Party C: Zhao Shuangxi

ID:13242319640606005X

Address:Hujiaying, Liucun Town, Xushui County, Hebei Province

Party D: Liu Xiaodong

ID:132423197408117114

Address:#113, No 268, Chaoyang South Avenue, Xinshi District, Baoding City, Hebei Province

Party B, C and D(collectively the “the Borrowers”) are the citizens of the PRC. Party A, B, C and D are referred to as “each party” and “parties” collectively.

WHEREAS,

1: Party B, C and D borrow fund amounting to USD 10,000,000 from Party A to contribute to the equity interests of Hebei Baoding Orient Paper Milling Co., Ltd (hereafter refers to as Orient Paper) incorporated in Baoding according to PRC laws and regulations, with the registration address of Wuji Village, Xushui County, Hebei Province, China

2: Parties hereby agree the following:

Article 1 Definition

1.1 In the agreement:

“Loan” means the fund in RMB Party A lends to the borrowers as of June 2009;

“Fund” means the money not yet paid back under this agreement;

“Date” means the date of this agreement;

“PRC” means the People’s Republic of China, which, for the purposes of this Agreement, shall exclude the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan;

“Notice of payment” shall have the meanings ascribed to them in article 4.1 of this agreement.

1.2	Terms in this agreement means the following:

“Article” shall be to articles of, and schedules to, this Agreement, provided otherwise indicated;

“Tax” or “Taxation” means any and all applicable tax or taxes (including, but not limited to, any value added tax, sales tax, income tax, or business tax, stamp or other duty, levy, impost, charge, fee, deduction, penalty or withholding imposed, levied, collected or assessed);

“Lender and Borrower” include the successors and assignees designated for the interests of each party.

1. 3	References to this Agreement or any other contract shall be construed as including this Agreement or the relevant contract as it may be amended, varied or notated from time to time.

1. 4	Headings shall not affect the construction of this Agreement.

1. 5	unless otherwise stated, plural forms of a word in this agreement means the same as single forms.

Article 2 Loan

2.1

Shengde Paper shall transfer the fund amounting to USD 10,000,000 to the Borrower within ninty(90) days as of the date of the Agreement; and has used this fund to fulfill the contribution of the registered capital of Orient Paper.

2.2	All parties confirm that fund provided by Shengde Paper includes actual payment by Shengde Paper and payment through a third party designated by Shengde Paper

Article 3 Interests

All parties agree and confirm that this loan is an interest-free loan.

Article 4 Payback

4.1	The Lender has the absolute freedom to deliver the Notice of Payment to ask for payback all or part of the loan within the term of the loan and ahead of thirty (30) days.

4.2

The term of the loan under this agreement starts from June 24, 2009, and lasts ten (10) years. (Hereby referred to as “the term of the loan”). During the term of the loan, the borrower cannot pay back the loan without written consent of the lender. The lender can pay back the loan before it is due according to article 4 of this agreement.

4.3

After the deadline designated in the Notice of Payment passes by, the Lender shall pay back the loan by means of cash or other means decided by board resolution in accordance with the articles of association and applicable laws and regulations.

Article 5 Tax

Tax related to this agreement is shouldered by Party A.

Article 6 Remedies

The borrower hereby warrants that in case of any breach of any obligations under this agreement, the lender shall claim all costs and expenses incurred with recovery activities, fees, claims, costs, detriments, requirements, expenses, liabilities, losses and procedures incurred directly or indirectly as a result of or in connection with the breach of any obligation.

Article 7 Account and certificate of debt

Each party shall maintain the account record of the fund lent and paid. During the legal activity and procedures incurred by the agreement, those records are the preliminary evidence of the existence of obligations and amount.

Article 8 Confidentiality

8.1

The borrower shall not discuss with any third party, other than for the purpose of performing the obligations under this agreement, (i)the existence, nature or terms of the negotiations and this Agreement; (ii)the lender’s trade secrets, proprietary business information, client information known to the borrower during the construction and performance of this agreement and (iii) Shengde Paper’s trade secrets, proprietary business information, client information known to the borrower as the shareholder of Orient Paper (the "Confidential Information") without the express written permission of the Lender.

8.2

The Borrower shall return to the Lender, destroy by other proper means, upon the expiration of the agreement and request of the Lender all documents, materials or software and cease to use any of the Confidential Information.

8.3	Article 8 shall survive after the agreement is ceased or terminated.

Article 9 Notice

9.1	All notices or communications among the Parties, including without limitation, all offers, documents, or notices under this Agreement, shall be in writing.

9.2

In the case of transmission by facsimile, the transmission shall be deemed delivered upon delivery. In the case of face-by-face delivery, the transmission shall be deemed delivered upon delivery. All notices or communications sent by mail shall be deemed delivered five (5) Business Days from the time of posting.

Article 10 Breach of Agreement

10.1	The following facts constitute the breach of the agreement:

(1)	The Borrower breaches any term under Proxy Agreement, Share Pledge Agreement or Call Option Agreement signed by the Borrower and the Lender and other related parties on June 24 , 2009; or

(2)	The Borrower breaches any term under Exclusive Technology and Business Consulting Service Agreement on June 24 , 2009.

10.2	Article 10 shall survive after the agreement is ceased or terminated.

Article 11 Miscellaneous

11.1	This Agreement shall be executed in four(4) original copies in Chinese and is hold respectively by Party A, B, C and D and each original copy has the same legal effect.

11.2	The execution, validity, interpretation, performance, amendment, termination and the dispute resolution of this agreement are governed by the laws of PRC.

11.3

The Parties shall strive to settle any dispute, conflicts, or compensation claims arising from the interpretation or performance (including any issue relating to the existence, validity and termination) in connection with this Agreement through friendly consultation. In case no settlement can be reached within thirty (30) day after one party ask for the settlement, each party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) in accordance with its rules. The arbitration award shall be final and conclusive and binding upon the Parties.

11.4

Any right, power or remedy granted to a party by one term of this agreement does not exclude the party from any right, power or remedy granted by other terms or laws and regulations. And one party’s performance of its right, power and remedy does not exclude the party from performing other right, power and remedy.

11.5

No failure or delay by any Party in exercising any right or remedy provided by law or under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

11.6	The headings are for convenience and under no circumstances; the headings shall affect the interpretation of the articles of the agreement.

11.7

This Agreement is severable. If any clause of this Agreement is judged as invalid or non-enforceable according to relevant PRC Laws, such clause shall be deemed invalid only within the applicable area of the PRC Laws, and without affecting other clauses hereof in any way.

11.8	The Parties may amend and supply this Agreement with a written agreement.

The amendment and supplement duly executed by the Parties shall be a part of this Agreement and shall have the same legal effect as this Agreement.

11.9

Without prior written approval of Party A, the Borrowers can not transfer, pledge or assign any right, benefit or obligation under this agreement. Party A can transfer, pledge or assign any right benefit or obligation under this agreement upon notice of the other parties.

11.10	This agreement is binding to all the parties herein and their respective lawful successors and assignees.

[No text below]

[Signature Page]

Party A: Baoding Shengde Paper Co., Ltd

(seal)

Signature: /s/ Liu Zhenyong

Name: Liu Zhenyong

Legal Representative/Authorized Representative

Party B: Liu Zhenyong

Signature: /s/ Liu Zhenyong

Party C: Zhao Shuangxi

Signature: /s/ Zhao Shuangxi

Party D: Liu Xiaodong

Signature: /s/ Liu Xiaodong